Exhibit 99.1

Daseke Reports Record Results for Third Quarter of 2020

Strong execution drives record quarterly Operating Income, Net Income of $15.7 million, and record Adjusted Net Income

Addison, Texas – October 30, 2020 – Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, today reported financial results for the third quarter ended September 30, 2020.

Third Quarter Highlights:

●	Revenue of $375.8 million
●	Net Income of $15.7 million, or $0.22 per share attributable to common stockholders
●	Record Adjusted Net Income of $21.9 million
●	Record Adjusted EBITDA of $57.6 million, up 33% year-over-year
●	Cash flows from operating activities of $39.5 million and Free Cash Flow of $52.0 million
●	Record Operating Ratio and Adjusted Operating Ratio of 92.5% and 90.9%, respectively
●	Cash and cash equivalents increased by $110.2 million year-over-year to $189.8 million

Management Commentary

“We are pleased to report another very strong quarter of financial and operational results, as Daseke effectively leveraged its niche leadership position and improved operations to deliver record quarterly performance in our Operating Income, Operating Ratio, Adjusted Net income, and Adjusted EBITDA,” said Chris Easter, Chief Executive Officer of Daseke. “While we continue to face demand headwinds that have negatively impacted the Company’s freight volumes and revenues, the significant work we have undertaken to improve our operational performance and our financial returns helped to more than overcome those top-line challenges. Notably, we delivered significant improvement in our quarterly net income and Adjusted EBITDA results in the face of a 17% decline in revenues as compared to the prior year period, demonstrating the much-improved earnings power of our business and operations, and our team’s ability to deliver meaningful results.”

Easter continued, “The ongoing commitment to our key focus areas, including cost discipline and best-in-class operations, has helped solidify our foundation and established improved consistency to our results. In turn, this more resilient foundation has better positioned Daseke to execute upon unique market opportunities, specifically in the Wind Energy and High Security Cargo verticals, which helped lead the growth in our Specialized segment results this quarter. This dynamic helped drive record profitability and positions the Company to eventually capture a broader-based reflation in demand across industrial freight markets.”

Easter concluded, “While the last few months have been challenging for the industrial economy, I am very proud of how our team has stepped up to deliver outstanding performance amid continued softness in the demand environment. Our commitment to Daseke’s strategic priorities has put us in a position to succeed and capitalize on market leadership opportunities, which in turn are now translating into record operating income, positive net earnings, and much improved cash flows. As the results from our transformational efforts are becoming increasingly evident to our bottom line, we have been able to organically strengthen our balance sheet and financial flexibility through leverage reduction and expanding liquidity. While there are still pockets of weakness in certain end markets, we are encouraged by the recent stabilization and sequential improvements across much of our business. We are prepared to leverage our niche market leadership position, which will help us continue to capture strong returns for our shareholders, irrespective of the external environment.”

Third Quarter 2020 Financial Results

Total revenue in the third quarter of 2020 decreased 17% to $375.8 million, compared to $450.4 million in the year-ago quarter. Excluding the impact of the Aveda business to both 2020 and 2019, third quarter revenue decreased by 6%. This year-over-year decrease in revenue was driven primarily by the economic impact of the COVID-19 pandemic, which led to lower freight volumes and lower freight rates in both the flatbed and specialized segments, which were partially offset by increased project business.

Operating income in the third quarter of 2020 was $28.1 million, compared to operating loss of $316.6 million in the year-ago quarter, which included non-cash impairment charges and other restructuring costs. Adjusted operating income in the quarter was $34.3 million, which increased 152% from $13.6 million in the third quarter of 2019. This year over year increase was driven by operational integrations and business improvement plans executed over the trailing year, partially offset by weaker freight volumes. Operating income results also benefited from decreases in salaries, wages and employee benefits, fuel expense, maintenance expense, purchased freight, depreciation and amortization, and non-cash impairment charges.

Net income for the third quarter of 2020 was $15.7 million, or $0.22 per share attributable to common stockholders, compared to net loss of ($273.3) million, or ($4.25) per share attributable to common stockholders, in the year-ago quarter. Adjusted Net Income in the third quarter of 2020 was $21.9 million compared to Adjusted Net Income of $4.7 million in the third quarter of 2019. Adjusted EBITDA in the third quarter of 2020 was $57.6 million compared to $43.2 million in the year-ago quarter. Excluding the impact of the Aveda business, third quarter Adjusted EBITDA increased 37% to $56.2 million compared to $40.9 million in the comparable period last year. The year-over-year improvement in Adjusted EBITDA was driven primarily by growth in specific Specialized segment end markets, and contributions from the Company’s operational improvement plans, partially offset by lower freight volumes.

Segment Results

Specialized Solutions - Specialized Solutions revenue in the third quarter of 2020 was $235.2 million, a decrease of 18% compared to $288.0 million in the year-ago quarter. Operating income in the third quarter of 2020 was $31.1 million, compared to operating loss of $187.6 million in the year-ago quarter. Operating Ratio improved by 7,830 basis points to 86.8%, compared to 165.1% in the year-ago quarter. Adjusted Operating Ratio of 85.2% improved 870 basis points compared to Adjusted Operating Ratio of 93.9% in the year-ago quarter. Net income in the third quarter was $20.4 million compared to net loss of $162.0 million in the year ago quarter.  Adjusted EBITDA in the third quarter of 2020 increased 39% to $47.4 million compared to $34.2 million in the year-ago quarter, driven primarily by strong Wind Energy and High Security Cargo revenues and margins, which were partially offset by lower freight volumes. Rate per mile in the third quarter of 2020 of $3.28 was down 7% from the prior-year quarter, and revenue per tractor increased 4.7% to $67,500. Excluding Aveda, Specialized rate per mile and revenue per tractor increased 9% and 12%, respectively.

Flatbed Solutions - Flatbed Solutions revenue in the third quarter of 2020 decreased 15% to $144.5 million, compared to $169.8 million in the year-ago quarter. Operating income in the third quarter of 2020 was $9.3 million, compared to an operating loss of $107.9 million in the year-ago quarter. Operating ratio improved by 6,990 basis points to 93.6%, compared to 163.5% in the year-ago quarter. Adjusted Operating Ratio of 92.8% improved 220 basis points compared to 95.0% in the year-ago period. Net income in the third quarter of 2020 was $4.6 million, compared to net loss of $96.3 million in the year ago quarter. Adjusted EBITDA in the third quarter of 2020 decreased 9% to $19.0 million, compared to $20.8 million in the year-ago quarter, driven by lower freight volumes due to the impact of the COVID-19 pandemic on various industrial end markets and fleet downsizing efforts, partially offset by operational integrations and business improvement plans, as well as slightly improved freight rates and brokerage revenues. Rate per mile in the third quarter of 2020 of $1.94 was up 2% from the prior-year quarter, and revenue per tractor increased 1% to $43,000.

Balance Sheet and Free Cash Flow

At September 30, 2020, Daseke had cash and cash equivalents of $189.8 million and $82.4 million available under its revolving credit facility, for total available liquidity of $272.2 million. Total debt was $688.7 million and net debt was $498.9 million. This compares to cash and cash equivalents of $79.6 million and $84.6 million available on the revolving credit facility, total available liquidity of $164.2 million, total debt of $713.2 million, and net debt of $633.6 million on September 30, 2019. Our leverage ratio as defined by our credit agreement as of September 30, 2020 was 2.6x.

Year to date, net cash provided by operating activities was $122.4 million, cash capital expenditures were $18.0 million, and cash proceeds from the sale of excess property and equipment were $52.0 million, resulting in Free Cash Flow of $156.4 million. During the same period, capital expenditures financed with debt and capital leases net of notes receivables was $45.1 million. This compares to net cash provided by operating activities of $89.4 million, cash capital expenditures of $17.4 million, and cash proceeds from the sale of excess property and equipment of $23.8 million, resulting in Free Cash Flow of $95.8 million for the nine months ending September 30, 2019. During the same period, capital expenditures financed with debt and finance leases net of property and equipment sold for notes receivable were $65.2 million.

For the quarter, net cash provided by operating activities was $39.5 million, cash capital expenditures were $3.1 million, and cash proceeds from the sale of excess property and equipment were $15.6 million, resulting in Free Cash Flow of $52.0 million. Additionally, capital expenditures financed with debt and finance leases net of property and equipment sold for notes receivable were $15.2 million.

Outlook

“We are very proud of our team’s ability to execute in the face of a pandemic. These impressive quarterly numbers also highlight our capability to thrive in complex, niche markets,” said Jason Bates, Executive VP and Chief Financial Officer of Daseke. “However, we want to acknowledge that this quarter’s results benefitted from a number of High Security Cargo related projects and an unprecedented backlog of Wind projects executed at high-margins triggered by supply-demand imbalances stemming from COVID-19. It is also important to reiterate the traditional annual trends in the flatbed and specialized markets, with Q2 and Q3 being seasonally strong, and Q4 and Q1 being seasonally slower. As we look forward to 2021, uncertainty lingers with regards to the macro-economic environment and COVID recovery. Having said that, we anticipate consolidated freight volumes to continue to incrementally improve into next year, but given the record contributions from the Wind Energy and High Security Cargo projects, a broader based recovery across our diverse slate of industrial end markets will need to accelerate for us to repeat the 2020 trajectory.”

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its third quarter 2020 results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Company’s website at https://www.daseke.com. Presentation materials will be posted at the time of the call at investor.daseke.com as well.  Interested parties may also participate in the call by dialing (855) 242-9918 and entering the passcode 4193403. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section.

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of more than 5,000 tractors and 11,500 flatbed and specialized trailers. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for the Company and its reporting segments, including Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Operating Expenses, Adjusted Operating Income (Loss), Adjusted Operating Ratio, Free Cash Flow and Net Debt.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the Reconciliation of Non‐GAAP Measures tables below.

Adjusted EBITDA

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, and other fees and charges associated with financings, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) business transformation costs, (vi) non-cash impairment, (vii) restructuring charges, (viii) stock compensation expense, and (ix) impaired lease termination. The Company’s board of directors and executive management team use Adjusted EBITDA as a key measure of its performance and for business planning. Adjusted EBITDA assists them in comparing the Company’s operating performance over various reporting periods on a consistent basis because it removes from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA also allows the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Adjusted Net Income (Loss)

Daseke defines Adjusted Net Income (Loss) as net income (loss) adjusted for acquisition related transaction expenses, business transformation costs, non-cash impairments, restructuring charges, amortization of intangible assets, impaired lease termination, the net impact of step-up in basis of acquired assets and unusual or non-regularly recurring expenses or recoveries.  Daseke defines Adjusted Net Income (Loss) per share as Adjusted Net Income (Loss) divided by the weighted average number of shares of common stock outstanding during the period.

The Company’s board of directors and executive management team use Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per share as key measures of its performance and for business planning. These measures assist them in comparing its operating performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. These measures also allow the Company to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to its or its peers’ acquisition related items, such as acquisition-related transaction expenses, non-cash impairments, amortization of intangible assets and the net impact of the step up in basis of acquired assets, as well as removing the impact of unusual or non-regularly recurring expenses or recoveries. The Company believes its presentation of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per share are useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its core operating performance.

Adjusted Operating Expenses, Adjusted Operating Income (Loss) and Adjusted Operating Ratio

The Company uses Adjusted Operating Expenses, Adjusted Operating Income (Loss) and Adjusted Operating Ratio as a supplement to its GAAP results in evaluating certain aspects of its business, as described below. The Company defines Adjusted Operating Expenses as (a) total operating expenses (i) less, acquisition-related transaction expenses, non-cash impairment charges, unusual or non-regularly recurring expenses or recoveries, (ii) less, business transformation costs, (iii) adjusted for impaired lease termination and (iv) further adjusted for the net impact of the step-up in basis (such as increased depreciation and amortization expense) and amortization of identifiable intangible assets resulting from acquisitions. The Company defines Adjusted Operating Income (Loss) as (a) total revenue less (b) Adjusted Operating Expenses. The Company defines Adjusted Operating Ratio as (a) Adjusted Operating Expenses, as a percentage of (b) total revenue. The Company’s board of directors and executive management team view Adjusted Operating Expenses, Adjusted Operating Income (Loss) and Adjusted Operating Ratio, and its key drivers of revenue quality, growth, expense control and operating efficiency, as a very important measure of the Company’s performance. The Company believes excluding acquisition-related transaction expenses, additional depreciation and amortization expenses as a result of acquisitions, unusual or non-regularly recurring expenses or recoveries and non-cash impairment enhances the comparability of its performance between periods. The Company believes its presentation of Adjusted Operating Ratio is useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its core operating profitability.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment, as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock.

Net Debt

Daseke defines net debt as total debt less cash and cash equivalents. The Company’s board of directors and executive management team use net debt to help assess the Company’s liquidity and evaluate and plan for future liquidity needs. The Company believes that the presentation of net debt is useful to investors because it provides additional information regarding the Company’s overall liquidity, financial flexibility, capital structure and leverage.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, including its restructuring actions and cost reduction initiatives; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

The effect of the COVID-19 pandemic may remain prevalent for a significant period of time and may continue to adversely affect the Company’s business, results of operations and financial condition even after the COVID-19 pandemic has subsided and “stay at home” mandates have been lifted. The extent to which the COVID-19 pandemic impacts the Company will depend on numerous evolving factors and future developments that it cannot predict. There are no comparable recent events that provide guidance as to the effect the COVID-19 global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. Additionally, the Company will regularly evaluate its capital structure and liquidity position. From time to time and as opportunities arise, the Company may access the debt capital markets and modify its debt arrangements to optimize its capital structure and liquidity position.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and disruptions in capital and credit markets, the impact to the Company’s business and operations resulting from the COVID-19 pandemic, the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans, the Company’s ability to complete planned or future divestitures successfully, the Company’s ability to adequately address downward pricing and other competitive pressures, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to realize intended benefits from its recent or future acquisitions, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements.  For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors”.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com

Daseke, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(In millions, except share data)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$189.8	$95.7
Accounts receivable, net	172.5	197.8
Drivers’ advances and other receivables	8.9	8.2
Parts supplies	3.1	3.5
Assets held for sale	0.4	—
Prepaid and other current assets	24.1	21.9
Total current assets	398.8	327.1
Property and equipment, net	379.0	439.0
Intangible assets, net	97.4	109.1
Goodwill	139.7	139.9
Right-of-use assets	127.7	95.9
Other long-term assets	33.0	29.6
Total assets	$1,175.6	$1,140.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15.4	$20.5
Accrued expenses and other liabilities	55.8	44.2
Accrued payroll, benefits and related taxes	39.9	28.2
Accrued insurance and claims	20.7	18.7
Current portion of long-term debt	55.4	59.4
Other current liabilities	52.2	48.8
Total current liabilities	239.4	219.8
Line of credit	—	1.7
Long-term debt, net of current portion	625.1	631.6
Deferred tax liabilities	69.6	69.9
Share-based payment liability	1.9	—
Other long-term liabilities	102.9	78.9
Total liabilities	1,038.9	1,001.9
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value; 10,000,000 shares authorized; 650,000 shares issued with liquidation preference of $65.0 at September 30, 2020 and December 31, 2019	65.0	65.0
Common stock, par value $0.0001 per share; 250,000,000 shares authorized, 65,018,760 and 64,589,075 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in-capital	440.4	437.5
Accumulated deficit	(368.2)	(363.4)
Accumulated other comprehensive loss	(0.5)	(0.4)
Total stockholders’ equity	136.7	138.7
Total liabilities and stockholders’ equity	$1,175.6	$1,140.6

Daseke, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(In millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Company freight	$174.8	$205.2	$522.7	$618.2
Owner operator freight	103.3	118.3	307.1	351.1
Brokerage	65.2	78.6	184.8	222.8
Logistics	9.9	13.5	28.8	39.0
Fuel surcharge	22.6	34.8	75.1	102.9
Total revenue	375.8	450.4	1,118.5	1,334.0
Operating expenses:
Salaries, wages and employee benefits	95.8	127.7	305.6	371.1
Fuel	20.2	34.1	67.1	105.3
Operations and maintenance	45.5	56.8	136.4	164.7
Communications	0.9	1.0	2.8	3.2
Purchased freight	127.9	155.5	374.3	458.5
Administrative expenses	12.6	21.4	50.0	54.7
Sales and marketing	0.3	1.3	1.3	3.8
Taxes and licenses	3.9	4.8	12.4	14.7
Insurance and claims	16.3	13.4	46.9	38.1
Depreciation and amortization	22.3	38.3	71.4	119.5
Gain on disposition of property and equipment	(3.1)	(1.0)	(3.9)	(2.1)
Impairment	—	306.8	13.4	306.8
Restructuring charges	5.1	6.9	8.6	6.9
Total operating expenses	347.7	767.0	1,086.3	1,645.2
Income (loss) from operations	28.1	(316.6)	32.2	(311.2)
Other expense (income):
Interest income	(0.1)	(0.3)	(0.5)	(0.7)
Interest expense	11.1	12.8	34.1	38.2
Write-off of deferred financing fees	—	2.0	—	2.0
Other	(0.6)	—	(0.5)	(1.3)
Total other expense	10.4	14.5	33.1	38.2
Income (loss) before income taxes	17.7	(331.1)	(0.9)	(349.4)
Income tax expense (benefit)	2.0	(57.8)	0.2	(60.4)
Net income (loss)	15.7	(273.3)	(1.1)	(289.0)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	0.2	(0.2)	(0.1)	0.3
Comprehensive income (loss)	$15.9	$(273.5)	$(1.2)	$(288.7)

Net income (loss)	$15.7	$(273.3)	$(1.1)	$(289.0)
Less dividends to Series A convertible preferred stockholders	(1.2)	(1.2)	(3.7)	(3.7)
Net income (loss) attributable to common stockholders	$14.5	$(274.5)	$(4.8)	$(292.7)
Net income (loss) per common share:
Basic	$0.22	$(4.25)	$(0.07)	$(4.54)
Diluted	$0.22	$(4.25)	$(0.07)	$(4.54)
Weighted-average common shares outstanding:
Basic	64,823,973	64,583,275	64,692,039	64,525,777
Diluted	71,700,156	64,583,275	64,692,039	64,525,777
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$5.72	$5.72

Daseke, Inc. and Subsidiaries
Consolidated Statements of Cash Flow
(Unaudited)
(In millions)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(1.1)	$(289.0)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	65.9	107.1
Amortization of intangible assets	5.5	12.4
Amortization of deferred financing fees	3.2	2.4
Non-cash operating lease expense	0.2	19.7
Write-off of deferred financing fees	—	2.0
Stock-based compensation expense	4.9	2.9
Deferred taxes	0.2	(60.4)
Bad debt expense	1.2	2.7
Gain on disposition of property and equipment	(3.9)	(2.1)
Impairment	13.4	306.8
Restructuring charges	—	6.9
Changes in operating assets and liabilities
Accounts receivable	23.8	(23.5)
Drivers’ advances and other receivables	(0.7)	(2.4)
Prepaid and other current assets	(8.9)	(2.3)
Accounts payable	(5.1)	1.8
Accrued expenses and other liabilities	23.8	4.4
Net cash provided by operating activities	122.4	89.4

Cash flows from investing activities
Purchases of property and equipment	(18.0)	(17.4)
Proceeds from sale of property and equipment	52.0	23.8
Net cash provided by investing activities	34.0	6.4

Cash flows from financing activities:
Advances on line of credit	1,111.2	980.8
Repayments on line of credit	(1,112.9)	(980.8)
Principal payments on long-term debt	(57.3)	(57.8)
Deferred financing fees	—	(0.4)
Series A convertible preferred stock dividends	(3.7)	(3.7)
Net cash used in financing activities	(62.7)	(61.9)

Effect of exchange rates on cash and cash equivalents	0.4	(0.3)

Net increase in cash and cash equivalents	94.1	33.6
Cash and cash equivalents – beginning of period	95.7	46.0
Cash and cash equivalents – end of period	$189.8	$79.6

Daseke, Inc. and Subsidiaries
Consolidated Statements of Cash Flow - (Continued)
(Unaudited)
(In millions)

	Nine Months Ended
	September 30,
	2020	2019
Supplemental disclosure of cash flow information
Cash paid for interest	$30.8	$35.6
Cash paid for income taxes	$3.0	$1.6

Noncash investing and financing activities
Property and equipment acquired with debt or finance lease obligations	$45.4	$65.6
Property and equipment sold for notes receivable	$0.3	$0.4
Right-of-use assets acquired	$53.5	$33.5

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Three Months Ended September 30,
	2020		2019		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$129.7	55.1	$155.4	54.0	$(25.7)	(16.5)
Owner operator freight	37.7	16.0	49.1	17.0	(11.4)	(23.2)
Brokerage	47.8	20.3	54.5	18.9	(6.7)	(12.3)
Logistics	9.1	3.9	12.9	4.5	(3.8)	(29.5)
Fuel surcharge	10.9	4.7	16.1	5.6	(5.2)	(32.3)
Total revenue	235.2	100.0	288.0	100.0	(52.8)	(18.3)

OPERATING EXPENSES(1):
Total operating expenses	204.1	86.8	475.6	165.1	(271.5)	(57.1)
Operating ratio	86.8%		165.1%
Adjusted operating ratio	85.2%		93.9%
INCOME (LOSS) FROM OPERATIONS	$31.1	13.2	$(187.6)	(65.1)	$218.7	(116.6)

OPERATING STATISTICS:
Company miles	38.9		43.2		(4.3)	(10.0)
Owner operator miles	12.1		14.6		(2.5)	(17.1)
Total miles (in millions)(2)	51.0		57.8		(6.8)	(11.8)

Company-operated tractors, at quarter-end	1,960		2,472		(512)	(20.7)
Owner-operated tractors, at quarter-end	510		699		(189)	(27.0)
Number of trailers, at quarter-end	7,278		8,280		(1,002)	(12.1)

Company-operated tractors, average for the quarter	1,958		2,479		(521)	(21.0)
Owner-operated tractors, average for the quarter	523		694		(171)	(24.6)
Total tractors, average for the quarter	2,481		3,173		(692)	(21.8)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Nine Months Ended September 30,
	2020		2019		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$383.5	55.0	$463.8	55.3	$(80.3)	(17.3)
Owner operator freight	118.7	17.0	142.4	17.0	(23.7)	(16.6)
Brokerage	133.7	19.2	148.3	17.7	(14.6)	(9.8)
Logistics	26.4	3.8	37.1	4.4	(10.7)	(28.8)
Fuel surcharge	34.9	5.0	46.7	5.6	(11.8)	(25.3)
Total revenue	697.2	100.0	838.3	100.0	(141.1)	(16.8)

OPERATING EXPENSES(1):
Total operating expenses	658.1	94.4	1,007.1	120.1	(349.0)	(34.7)
Operating ratio	94.4%		120.1%
Adjusted operating ratio	90.9%		93.6%
INCOME (LOSS) FROM OPERATIONS	$39.1	5.6	$(168.8)	(20.1)	$207.9	(123.2)

OPERATING STATISTICS:
Company miles	117.4		128.4		(11.0)	(8.6)
Owner operator miles	38.2		40.7		(2.5)	(6.1)
Total miles (in millions)(2)	155.6		169.1		(13.5)	(8.0)

Company-operated tractors, at period-end	1,960		2,472		(512)	(20.7)
Owner-operated tractors, at period-end	510		699		(189)	(27.0)
Number of trailers, at period-end	7,278		8,280		(1,002)	(12.1)

Company-operated tractors, average for the period	2,263		2,492		(229)	(9.2)
Owner-operated tractors, average for the period	646		674		(28)	(4.2)
Total tractors, average for the period	2,909		3,166		(257)	(8.1)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)

	Three Months Ended September 30,
	2020		2019		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$47.1	32.6	$55.2	32.5	$(8.1)	(14.7)
Owner operator freight	67.2	46.5	71.1	41.9	(3.9)	(5.5)
Brokerage	17.6	12.2	23.6	13.9	(6.0)	(25.4)
Logistics	0.7	0.5	0.7	0.4	—	-
Fuel surcharge	11.9	8.2	19.2	11.3	(7.3)	(38.0)
Total revenue	144.5	100.0	169.8	100.0	(25.3)	(14.9)

OPERATING EXPENSES(1):
Total operating expenses	135.2	93.6	277.7	163.5	(142.5)	(51.3)
Operating ratio	93.6%		163.5%
Adjusted operating ratio	92.8%		95.0%
INCOME (LOSS) FROM OPERATIONS	$9.3	6.4	$(107.9)	(63.5)	$117.2	(108.6)

OPERATING STATISTICS:
Company miles	23.1		27.8		(4.7)	(16.9)
Owner operator miles	35.7		38.6		(2.9)	(7.5)
Total miles (in millions)(2)	58.8		66.4		(7.6)	(11.4)

Company-operated tractors, at quarter-end	1,019		1,264		(245)	(19.4)
Owner-operated tractors, at quarter-end	1,590		1,714		(124)	(7.2)
Number of trailers, at quarter-end	4,329		4,928		(599)	(12.2)

Company-operated tractors, average for the quarter	1,077		1,265		(188)	(14.9)
Owner-operated tractors, average for the quarter	1,581		1,701		(120)	(7.1)
Total tractors, average for the quarter	2,658		2,966		(308)	(10.4)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)

	Nine Months Ended September 30,
	2020		2019		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$147.3	33.7	$165.3	32.2	$(18.0)	(10.9)
Owner operator freight	193.5	44.3	213.1	41.6	(19.6)	(9.2)
Brokerage	52.6	12.0	74.7	14.6	(22.1)	(29.6)
Logistics	2.2	0.5	2.0	0.4	0.2	10.0
Fuel surcharge	41.2	9.5	57.6	11.2	(16.4)	(28.5)
Total revenue	436.8	100.0	512.7	100.0	(75.9)	(14.8)

OPERATING EXPENSES(1):
Total operating expenses	408.2	93.5	611.2	119.2	(203.0)	(33.2)
Operating ratio	93.5%		119.2%
Adjusted operating ratio	92.8%		95.7%
INCOME (LOSS) FROM OPERATIONS	$28.6	6.5	$(98.5)	(19.2)	$127.1	(129.0)

OPERATING STATISTICS:
Company miles	75.4		83.0		(7.6)	(9.2)
Owner operator miles	107.1		113.0		(5.9)	(5.2)
Total miles (in millions)(2)	182.5		196.0		(13.5)	(6.9)

Company-operated tractors, at period-end	1,019		1,264		(245)	(19.4)
Owner-operated tractors, at period-end	1,590		1,714		(124)	(7.2)
Number of trailers, at period-end	4,329		4,928		(599)	(12.2)

Company-operated tractors, average for the period	1,154		1,324		(170)	(12.8)
Owner-operated tractors, average for the period	1,564		1,665		(101)	(6.1)
Total tractors, average for the period	2,718		2,989		(271)	(9.1)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Reconciliation of Adjusted Operating Ratio to Operating Ratio
(Unaudited)
(In millions)

	Three Months Ended September 30,
(Dollars in millions)	2020	2019	2020	2019	2020	2019

	Consolidated		Flatbed		Specialized
Revenue	$375.8	$450.4	$144.5	$169.8	$235.2	$288.0
Salaries, wages and employee benefits	95.8	127.7	29.9	35.0	60.3	82.6
Fuel	20.2	34.1	7.2	12.5	13.0	21.7
Operations and maintenance	45.5	56.8	11.0	13.2	34.4	43.3
Purchased freight	127.9	155.5	67.3	77.8	64.6	85.2
Depreciation and amortization	22.3	38.3	9.3	14.2	12.8	23.8
Impairment	—	306.8	—	113.2	—	193.6
Restructuring	5.1	6.9	0.2	0.9	4.9	3.5
Other operating expenses	30.9	40.9	10.3	10.9	14.1	21.9
Operating expenses	347.7	767.0	135.2	277.7	204.1	475.6
Operating income (loss)	28.1	(316.6)	9.3	(107.9)	31.1	(187.6)
Operating ratio	92.5%	170.3%	93.6%	163.5%	86.8%	165.1%
Business transformation costs	1.6	6.8	—	0.1	0.1	0.7
Impairment	—	306.8	—	113.2	—	193.6
Restructuring	5.1	6.9	0.2	0.9	4.9	3.5
Amortization of intangible assets	1.9	4.2	0.9	1.5	1.0	2.7
Impaired lease termination	(2.4)	—	—	—	(2.4)	—
Net impact of step-up in basis of acquired assets	—	5.5	—	0.7	—	4.8
Adjusted operating expenses	341.5	436.8	134.1	161.3	200.5	270.3
Adjusted operating income	$34.3	$13.6	$10.4	$8.5	$34.7	$17.7
Adjusted operating ratio	90.9%	97.0%	92.8%	95.0%	85.2%	93.9%

Daseke, Inc. and Subsidiaries
Reconciliation of Adjusted Operating Ratio to Operating Ratio
(Unaudited)
(In millions)

	Nine Months Ended September 30,
(Dollars in millions)	2020	2019	2020	2019	2020	2019

	Consolidated		Flatbed		Specialized
Revenue	$1,118.5	$1,334.0	$436.8	$512.7	$697.2	$838.3
Salaries, wages and employee benefits	305.6	371.1	94.0	104.4	198.2	246.4
Fuel	67.1	105.3	24.4	37.8	42.8	67.5
Operations and maintenance	136.4	164.7	32.0	40.5	104.2	123.6
Purchased freight	374.3	458.5	197.0	237.8	193.2	237.8
Depreciation and amortization	71.4	119.5	27.8	42.6	42.9	76.4
Impairment	13.4	306.8	—	113.2	13.4	193.6
Restructuring	8.6	6.9	0.3	0.9	8.3	3.5
Other operating expenses	109.5	112.4	32.7	34.0	55.1	58.3
Operating expenses	1,086.3	1,645.2	408.2	611.2	658.1	1,007.1
Operating income (loss)	32.2	(311.2)	28.6	(98.5)	39.1	(168.8)
Operating ratio	97.1%	123.3%	93.5%	119.2%	94.4%	120.1%
Business transformation costs	7.7	6.8	0.1	0.1	2.1	0.7
Impairment	13.4	306.8	—	113.2	13.4	193.6
Restructuring	8.6	6.9	0.3	0.9	8.3	3.5
Amortization of intangible assets	5.5	12.4	2.5	4.5	3.0	7.9
Impaired lease termination	(2.4)	—	—	—	(2.4)	—
Net impact of step-up in basis of acquired assets	—	18.2	—	1.6	—	16.6
Adjusted operating expenses	1,053.5	1,294.1	405.3	490.9	633.7	784.8
Adjusted operating income	$65.0	$39.9	$31.5	$21.8	$63.5	$53.5
Adjusted operating ratio	94.2%	97.0%	92.8%	95.7%	90.9%	93.6%

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment
(Unaudited)
(In millions)

	Three Months Ended				Nine Months Ended
	September 30, 2020				September 30, 2020
(Dollars in millions)	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$4.6	$20.4	$(9.3)	$15.7	$14.9	$16.5	$(32.5)	$(1.1)
Depreciation and amortization	9.3	12.8	0.2	22.3	27.8	42.9	0.7	71.4
Interest income	(0.1)	—	—	(0.1)	(0.2)	—	(0.3)	(0.5)
Interest expense	2.3	2.9	5.9	11.1	7.2	8.7	18.2	34.1
Income tax expense (benefit)	2.4	8.4	(8.8)	2.0	6.8	14.1	(20.7)	0.2
Business transformation costs	—	0.1	1.5	1.6	0.1	2.1	5.5	7.7
Impairment	—	—	—	—	—	13.4	—	13.4
Impaired lease termination	—	(2.4)	—	(2.4)	—	(2.4)	—	(2.4)
Restructuring	0.2	4.9	—	5.1	0.3	8.3	—	8.6
Stock based compensation	0.3	0.3	1.7	2.3	0.5	1.1	3.3	4.9
Adjusted EBITDA	$19.0	$47.4	$(8.8)	$57.6	$57.4	$104.7	$(25.8)	$136.3
Less Aveda Adjusted EBITDA	—	1.4	—	1.4	—	(3.0)	—	(3.0)
Adjusted EBITDA ex-Aveda	$19.0	$46.0	$(8.8)	$56.2	$57.4	$107.7	$(25.8)	$139.3

	Three Months Ended				Nine Months Ended
	September 30, 2019				September 30, 2019
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net loss	$(96.3)	$(162.0)	$(15.0)	$(273.3)	$(93.6)	$(152.1)	$(43.3)	$(289.0)
Depreciation and amortization	14.2	23.8	0.3	38.3	42.6	76.4	0.5	119.5
Interest income	(0.1)	—	(0.2)	(0.3)	(0.2)	—	(0.5)	(0.7)
Interest expense	2.8	3.3	6.7	12.8	8.2	9.8	20.2	38.2
Write-off of unamortized deferred financing fees	—	—	2.0	2.0	—	—	2.0	2.0
Income tax expense (benefit)	(14.2)	(29.1)	(14.5)	(57.8)	(12.6)	(25.8)	(22.0)	(60.4)
Business transformation costs	0.1	0.7	6.0	6.8	0.1	0.7	6.0	6.8
Impairment	113.2	193.6	—	306.8	113.2	193.6	—	306.8
Restructuring	0.9	3.5	2.5	6.9	0.9	3.5	2.5	6.9
Stock based compensation	0.2	0.4	0.4	1.0	0.5	1.3	1.1	2.9
Adjusted EBITDA	$20.8	$34.2	$(11.8)	$43.2	$59.1	$107.4	$(33.5)	$133.0
Less Aveda Adjusted EBITDA	—	2.3	—	2.3	—	14.6	—	14.6
Adjusted EBITDA ex-Aveda	$20.8	$31.9	$(11.8)	$40.9	$59.1	$92.8	$(33.5)	$118.4

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income
(Unaudited)
(In millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions, except share and per share data)	2020	2019	2020	2019
Net income (loss)	$15.7	$(273.3)	$(1.1)	$(289.0)
Add:
Business transformation costs	1.6	6.8	7.7	6.8
Impairment	—	306.8	13.4	306.8
Restructuring	5.1	6.9	8.6	6.9
Amortization of intangible assets	1.9	4.2	5.5	12.4
Impaired lease termination	(2.4)	—	(2.4)	—
Net impact of step-up in basis of acquired assets	—	5.5	—	18.2
Tax impact of impairments	—	(52.2)	(2.7)	(52.2)
Adjusted Net Income	$21.9	$4.7	$29.0	$9.9

Daseke, Inc. and Subsidiaries
Reconciliation of cash flows from operating activities to Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2020	2019	2020	2019
Net cash provided by operating activities	$39.5	$34.5	$122.4	$89.4
Purchases of property and equipment	(3.1)	(5.3)	(18.0)	(17.4)
Proceeds from sale of property and equipment	15.6	7.3	52.0	23.8
Free Cash Flow	$52.0	$36.5	$156.4	$95.8

Daseke, Inc. and Subsidiaries
Reconciliation of total debt to net debt
(Unaudited)
(In millions)
	As of September 30,
	2020	2019
Term Loan Facility	$484.8	$489.7
Equipment term loans	174.1	197.5
Finance lease obligations	29.8	26.0
Total debt	688.7	713.2
Less: cash and cash equivalents	(189.8)	(79.6)
Net debt	$498.9	$633.6